PART II AND III

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.


An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may * there be any sales of these securities in any state in which such offer, * solicitation or sale would be unlawful before registration or qualification * under the laws of any such state. We may elect to satisfy our obligation to * deliver a Final Offering Circular by sending you a notice within two business* days after the completion of our sale to you that contains the URL where the * Final Offering Circular or the offering statement in which such Final Offering*
 Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 14, 2018, SUBJECT TO COMPLETION

9,000,000 SHARES OF COMMON STOCK





$900,000

This is the initial public offering of shares of voting Common Stock, par * value $0.10 (the "Class Common Stock") of Dragonize Studios & Institute,*
Inc., an Arizona Corporation (which we refer to as "Dragonize," "the Company,"* "we," "our," and "us"). We are offering, at an offering price of $0.10 per* share (the "Offering Price"), a minimum of 9,000,000 shares of our Common* Stock for $900,000.

All of our shares of Common Stock are being offered on a "best efforts" basis*
 pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as* amended (the "Securities Act"), for Tier 1 offerings. This offering will* terminate on the first to occur of (i) the date on which all 9,000,000 Offered*
 Shares are sold, (ii) December 31, 2019 with subject to our right to extend* such date for up to 90 days in our sole discretion (in each case, the *
"Termination Date"). If the Company has received and accepted subscriptions for* the $900,000 representing the sale of a minimum of 9,000,000 shares of Common* Stock (the Minimum*
Offering") on or before the Termination Date, then the Company will close on* the $900,000 shares Minimun Offering Amount (the "Initial Closing") and, until*
 the Termination Date, may hold one or more additional closings for additional* sales (each an "Additional Closing"), up to the maximum number of Offered * Shares, until the $900,000 Offering amount is obtained.

The Shares are being offered directly by the Company, although we reserve the* right to engage the services of one or more FINRA registered broker/dealers* to assist in in the sale of the Offered Shares and may engage the services of *
one or more managing selling agents to sell Offered Shares on a "best efforts"* basis. However, at this time, the Company has not determined if it will* require the services of such broker/dealers or selling agents.

We expect to commence the offer and sale of the Offered Shares as of the date*
 on which the Form 1-A Offering Statement of which this Offering Circular is a* part (the "Offering Statement") is qualified by the U.S. Securities and * Exchange Commission (which we refer to as the "SEC" or the "Commission").*
 Prior to this Offering, there has been no public market for our Common Stock.

We are offering our Offered Shares in this Offering at an $0.10 per Share*
 Offering Price. Such Offering Price and our $900,000 valuation was determined* by management in order to attract investors in this Offering.

Dragonize Studios & Institute, Inc. is an "emerging growth company" as defined* in the Jumpstart Our Business Startups Act (the "JOBS Act") and, as such, may*
 elect to comply with certain reduced reporting requirements for this Offering* Circular and future filings after this Offering.


Price to Public

Maximum
Commissions(1)


Proceeds to Issuer (2)

Shares Offered by Company









Per share:

$
0.10


$
0.01


$
0.09

Total Minimum:

$
50


$
5.00


$
45.00

Total Maximum:

$
200,000


$
20,000


$
180,000


1
In the event that we engage the services of one or more FINRA registered * broker/dealers or selling agents, we except to pay such parties commissions of*
 up to 10% of the gross proceeds received from investors who purchase Shares * through such broker/dealers or selling agents.
2
Does not include expenses of the Offering, including but not limited to fees * and expenses for marketing and advertising of the Offering, media expenses, * fees for administrative, accounting, audit and legal services, FINRA filing * fees, fees for EDGAR document conversion and filing, and website posting fees,*
 depending on the funds raised and the term of the Offering.

THE  COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE, AND INVOLVES A HIGH*
 DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS* THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A * DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES* IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF*
 OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING,* NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR* OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN* EXEMPTION FROM REGISTRATION WITH THE COMMISSION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE*
 PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET* WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS.* BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED *
APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF * REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER*
 TO www.investor.gov.

This Offering Circular contains all of the representations by us concerning * this Offering, and no person shall make different or broader statements than*
 those contained herein. Investors are cautioned not to rely upon any * information not expressly set forth in this Offering Circular.

This Offering Circular follows the disclosure format prescribed by Part I of * Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is January 14, 2019.


TABLE OF CONTENTS
Table of Contents
USE OF MARKET AND INDUSTRY DATA	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
Overview	6
The Industry and Market Opportunity	6
Our Growth Strategy	6
Initial Start-Up Secured LOC Financing	7
Our Risks	7
Implications of Being an Emerging Growth Company	7
REGULATION A+	8
THE OFFERING	8
RISK FACTORS	9
Cautionary Statements	9
Risks Relating to Our Business	9
RISKS RELATED TO OUR COMMON STOCK	19
USE OF PROCEEDS	21
DILUTION	22
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF *
OPERATIONS OF DRAGONIZE	22
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	27
EXECUTIVE COMPENSATION	28
The 2019 Stock Incentive Plan	29
SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS	32
DESCRIPTION OF CAPITAL STOCK	33
PLAN OF DISTRIBUTION	37
ADDITIONAL INFORMATION ABOUT THE OFFERING	38
WHERE YOU CAN FIND MORE INFORMATION	40
Part III; EXHIBITS	42

We are offering to sell, and seeking offers to buy, our securities only in * jurisdictions where such offers and sales are permitted. You should rely only * on the information contained in this Offering Circular. We have not authorized*
 anyone to provide you with any information other than the information * contained in this Offering Circular. The information contained in this * Offering Circular is accurate only as of its date, regardless of the time of * its delivery or of any sale or delivery of our securities. Neither the * delivery of this Offering Circular nor any sale or delivery of our securities * shall, under any circumstances, imply that there has been no change in our * affairs since the date of this Offering Circular. This Offering Circular will*
 be updated and made available for delivery to the extent required by the* federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning*
 the business of Dragonize Studios & Institute, Inc. and its direct and * indirect subsidiaries are based on information from various public sources. * Although we believe that this data is generally reliable, such information is * inherently imprecise, and our estimates and expectations based on these data * involve a number of assumptions and limitations. As a result, you are cautioned*
 not to give undue weight to such data, estimates or expectations.

In this Offering Circular, except for references to "capital stock," "Common * Stock," which applies only to Dragonize Studios & Institute, Inc. as used in* this Offering Circular, the terms "Company," "we," "our" or words of like * import mean Dragonize Studios & Institute, Inc. and its directive indirect* subsidiaries.

USE OF MARKET AND INDUSTRY DATA
This Offering Circular includes market and industry data. Management has * developed its knowledge of such industries through its experience and * participation in these industries. While our management believes the * third-party sources referred to in this Offering Circular are reliable, * neither we nor our management have independently verified any of the data from*
 such sources referred to in this Offering Circular or ascertained the * underlying economic assumptions relied upon by such sources. Furthermore, * internally prepared and third-party market prospective information, in * particular, are estimates only and there will usually be differences between * the prospective and actual results, because events and circumstances frequently*
 do not occur as expected, and those differences may be material. Also, * references in this Offering Circular to any publications, reports, surveys or*
 articles prepared by third parties should not be construed as depicting the* complete findings of the entire publication, report, survey or article. The *
information in any such publication, report, survey or article is not * incorporated by reference in this Offering Circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements under "Summary," "Risk Factors," "Managements * Discussion and Analysis of Financial Condition and Results of Operations,"* "Our Business" and elsewhere in this Offering Circular constitute * forward-looking statements. Forward-looking statements relate to expectations,*
 beliefs, projections, future plans and strategies, anticipated events or * trends and similar matters that are not historical facts. In some cases, you* can identify forward-looking statemetns by terms such as "anticipate," * "believe," "could," "estimate," "expect," intend," "may," "plan," * "potential," "should," "will" and "would" or the negatives of these terms or* other comparable terminology.

You should not place undue reliance on forward-looking statements. The * cautionary statements set forth in this Offering Circular, including in "Risk* Factors" and elsewhere, identify important factors that you should consider * in evaluating our forward-looking statements. These risks include, but are not*
 limited to, the following:

*
Enforcement of existing federal or state regulations concerning the industry or* adoption of new regulations that could have a material adverse effect on our* business;




*
Our ability to repay significant short-term indebtedness,;




*
Our ability to effectively execute our business plan and respond to the highly* competitive and rapidly evolving marketplace and regulatory environment in*
 which we intend to operate;

*
Our ability to manage our expansion, growth and operating expenses;

*
Our ability to evaluate and measure our business, prospects and performance * metrics, and our ability to differentiate our business model and service * offerings;

*
Our ability to compete, directly and indirectly, and succeed in the highly * competitive and evolving industry;

*
Our ability to deal with anticipated more stringent regulations which could * materially and adversely affect our business; and

*
Our ability to protect our intellectual property and to develop, maintain and * enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on * our beliefs, assumptions and expectations, taking into account all information * currently available to us, we cannot guarantee future transactions, results, * performance, achievements or outcomes. No assurance can be made to any investor*
 by anyone that the expectations reflected in our forward-looking statements * will be attained, or that deviations from them will not be material and * adverse. We undertake no obligation, other than as may be required by law, to*
 re-issue this Offering Circular or otherwise make public statements updating* our forward-looking statements.

OFFERING CIRCULAR SUMMARY
This Offering Circular contains a fair summary of the material terms of * documents summarized herein. All concepts, goals, estimates and business * intentions are revealed and disclosed as such that are known to management as * of the date of this Offering Circular. Circumstances may change so as to alter * the information presented herein at a later date. This material will be updated*
 by Amendment to this document and by means of press releases and other * communications to Shareholders. Shareholders are capable to see these * Amendments in the Shareholder Portal section of Dragonize. Org, the * Corporations website.
As used in this Offering Circular, all references to "Dragonize Studios & * Institute, Inc," "capital stock," "Common Stock," "Shares," or *
"stockholders," applies only to Dragonize Studios & Institute, Inc. As used in* this Offering Circular, the terms "Company," "Dragonize," "we," "our" or words* of like import mean Dragonize Studios & Institute, Inc., and its direct and * indirect subsidiaries. All references in this Offering Circular to "years" * and "fiscal years" means the twelve-month period ended December 31st.*
As at the date of this Offering Circular, Dragonize has authorized for * issuance up to 9,000,000 shares of Common Stock.

Overview
Dragonize Studio's & Institute, Inc. is filling to issue shares of the * Corporation to interested investors to raise the required capital to increase*
 the distribution of the Dragonize Syndicate Magazine and increase the number* of user accounts on the website at www.Dragonize. Org. To accomplish the goals* of expanding the Dragonize Syndicate Magazine distribution to approximately *
300,000.
Dragonize Studio's & Institute Inc. currently generates revenue from * advertisements placed within the Dragonize Syndicate, advertisements placed at*
 www.Dragonize. Org, and classes taught by users in the Institute Portal of * www.Dragonize. Org. More revenue venues will be opened after this circular * closes to prepare for the next phase of the objectives.
The  Industry and Market Opportunity
We believe that we have strong economic prospects by virtue of the following * dynamics of the industry and our competitive advantages:

*
Social Media needs a new agenda of helping people achieve their goals, not just* utilize their time and present advertisements. At Dragonize. Org our users can* do more than share posts, they can enter photo contests, teach classes, take *
classes, sell in classified ads, post their resume to look for jobs, post their*
 job openings to look for employees, and read inspiring articles every month. * With many of the media giants playing games with peoples data, pop-ads, * overabundance of solicitation, selling their profile content, and offering * drama in return, people will gravitate to the site that will teach them to*
 believe greatly, achieve greatly, and communicate thoroughly.

*
One aspect none of the other conglomerates offer is a monthly edition in print * form that will reach directly into the homes of house holds throughout the * country. The unique setup of the distribution system gives each served * community a local aspect with local individuals and businesses, while still * maintaining a national reach.

*
Users have the ability to actually earn money. When they create and teach * classes in the Dragonize. Org Institute Portal, they will get paid by the other*
 users who take their classes. The student pays Dragonize. Org online, and * Dragonize. Org sends 80% of that tuition to the instructor. As a Social Media * site, New Courses listed in the Institute Portal get an initial advertising*
 package to other users of the site to help them attract those new students.*
 No other site does this practice.

Our Growth Strategy
As capital is raised from investors, more printers for the Dragonize Syndicate * Magazine will be added in new geographic areas. Each printer added will serve*
 from 25,000 to 30,000 houses per month. Every 10,000 magazines distributed * will yield approximately $11,000 of revenue at the current pricing setup of 20*
 pages with full advertisers.

Initial Start-Up Secured LOC Financing
To primarily finance the startup and first two years of Dragonize Studios & * Institute, Inc, Tumbling Dragons LLC, and Morris Anderson, each acted as * lenders, executed a loan and security agreement with Dragonize. Under the * terms of the startup LOC Agreement, interest is payable monthly at the rate of*
 8% per annum. The loan is secured by a first priority lien and security * interest on all tangible and intangible assets of Dragonize Studios & * Institute, Inc.

Our Risks
THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPLETE THE SALE OF AT LEAST*
 $900,000 OF OUR COMMON STOCK IN THIS REG A+ OFFERING, OR THAT WE WILL BE ABLE* RECEIVE ANY SIGNIFICANT NET PROCEEDS FROM THE TRANSACTIONS.
An investment in our Common Stock involves a high degree of risk. You should* carefully consider the risks summarized below. These risks are discussed more* fully in the "Risk Factors" section immediately following this Offerins * Circular Summary. These risks include, but are not limited to, the following:

*
Enforcement of existing federal or state regulations concerning the industry or* adoption of new regulations that could have a material adverse effect on our* business;

*
Our ability to pay significant indebtedness, including installments that are* currently due;

*
Our ability to effectively execute our business plan and respond to the highly * competitive and rapidly evolving marketplace and regulatory environment in*
 which we intend to operate;

*
Our ability to manage our expansion, growth and operating expenses;

*
Our ability to evaluate and measure our business, prospects and performance * metrics, and our ability to differentiate our business model and service * offerings;

*
Our ability to compete, directly and indirectly, and succeed in the highly * competitive and evolving industry;

*
Our ability to deal with anticipated more stringent federal regulations which * could materially and adversely affect our business; and

*
Our ability to protect our intellectual property and to develop, maintain and * enhance a strong brand.

Implications of Being an Emerging Growth Company
We qualify as an "emerging growth company" as defined in the JOBS Act. As an * emerging growth company, we may take advantage of specified reduced disclosure* and other requirements that are otherwise applicable generally to public * companies. These provisions include:

*
No audited financial statements in addition to any required unaudited interim * financial statements with correspondingly reduced "Managements Discussion and * Analysis of Financial Condition and Results of Operations" disclosure;

*
Reduced disclosure about our executive compensation arrangements;

*
no non-binding advisory votes on executive compensation or golden parachute * arrangements; and

*
exemption from the auditor attestation requirement in the assessment of our * internal control over financial reporting.

Dragonize Studios & Institute, Inc. may take advantage of these exemptions * for up to five years or such earlier time that we are no longer an emerging * growth company. We would cease to be an emerging growth company on the date * that is the earliest of (I) the last day of the fiscal year in which we have * total annual gross revenues of $1 billion or more; (ii) the last day of our * fiscal year following the fifth anniversary of the date of the completion of * this Offering; (iii) the date on which we have issued more than $1 billion in * nonconvertible debt during the previous three years; or (iv) the date on which*
 we are deemed to be a large accelerated filer under the rules of the SEC. Dragonize Studios & Institute, Inc. may choose to take advantage of some but * not all of these exemptions. We have taken advantage of reduced reporting * requirements in this Offering Circular. Accordingly, the information contained*
 herein may be different from the information you receive from other public * companies in which you hold stock. In addition, we may delay the adoption of*
 certain accounting standards and, therefore, will not be subject to the same * new or revised accounting standards as other public companies that are not * emerging growth companies.

REGULATION A+
 Dragonize Studios & Institute, Inc. is offering its Common Stock pursuant to* recently adopted rules by the SEC mandated under the Jumpstart Our Business *
Startups Act of 2012, or the JOBS Act. These offering rules are often referred* to as "Regulation A+." We are relying upon "Tier 1" of Regulation A+, which* allows us to offer up to $20 million in a 12-month period.
In accordance with the requirements of Tier 1 of Regulation A+, we will be * required to publicly file annual, semiannual, and current event reports with * the SEC after the qualification of the offering statement of which this * Offering Circular forms a part.

THE OFFERING
Issuer:

Dragonize Studios & Institute, Inc.

Shares Offered by
Dragonize:


A maximum of 9,000,000 shares of Dragonize Studio & Institute, Inc. voting* common stock, $0.10 par value per share ("Common Stock") at an offering price*
 of $0.10 per share, for total gross proceeds of $900,000.
Number of shares of Common

500,000,000 shares of Common Stock.
Stock
Outstanding before the Offering:

252,646,500 shares of Common Stock.
Number of shares of Common Stock to be Outstanding after the Offering
 Fully Diluted:

261,646,500 shares of Common Stock.
Price per Share:

$0.10

Use of Proceeds

As Dragonize Studios & Institute, Inc. sells the 9,000,000 Offered Shares of*
 Common Stock being offered in this Offering at an Offering Price of $0.10 per* Share for gross proceeds of $900,000. We intend to use these net proceeds to *
reduce our outstanding indebtedness, fund our brand development, including * expansion of our Dragonize Syndicate brand magazine, fueling our marketing and*
 other operating expenses, and to provide working capital to the Dragonize for* additional general coprporate purposes, as described in the "Use of Proceeds" *
 section of this Offering Circular.

If we fail to repay or the indebtedness to Morris Anderson and Tumbling * Dragons LLC, Tumbling Dragons LLC will be in a position to foreclose on all of*
 our assets, in which event, investors in this Offering could lose their* entire investment. See "Risk Factors" listed in this Offering Circular



Risk Factors:

Investing in our Common Stock involves a high degree of risk. See "Risk * Factors."

RISK FACTORS
The Shares offered hereby are highly speculative, and prospective purchasers * should be aware that an investment in the Dragonize Studios & Institute, Inc.*
 Common Stock involves a high degree of risk. Accordingly, prospective * purchasers should carefully consider the following risk factors in addition to*
 the other information in this Offering Circular.

Cautionary Statements
The discussions and information in this Offering Circular may contain both * historical and forward-looking statements. To the extent that the Offering * Circular contains forward-looking statements regarding the financial condition,*
 operating results, business prospects, or any other aspect of our business, * please be advised that our actual financial condition, operating results, and*
 business performance may differ materially from that projected or estimated * by us in forward-looking statements. We have attempted to identify, in context,*
 certain of the factors we currently believe may cause actual future experience* and results to differ from our current expectations.

Risks Relating to Our Business
Serviceable debts and ongoing overhead significant negative stockholders * equity a limited operating history in the sale of products associated with the*
  industry, which makes it difficult to accurately evaluate its business * prospects.
Customer complaints and negative publicity regarding the products and services *
 could hurt the business and reputation. From time to time, Dragonize may * receive complaints from customers regarding the quality of its media content * distributed through its online, print, and its live-event productions. * Presently as a result of its print and online publications, and in the future*
 in the event Dragonize furthers its business lines despite it may be subject* to complaints from consumers regarding the nature and quality of goods *
provided by Dragonize. Dissatisfied consumers may threaten legal action against*
 the Dragonize Studios & Institute, Inc. if no justification is made. * Dragonize may become subject to product liability lawsuits from customers * because of a purported defect in its products or services, claiming substantial*
 damages and demanding payments from Dragonize Studios & Institute, Inc. * Dragonize is in the chain of ownership when it supplies or distributes * products, and therefore is subject to the risk of being held legally * responsible for such products. Given the nature of these products, * these claims are likely to be covered by the insurance policies. Any resulting*
 litigation could be costly for Dragonize, divert management attention, result* in increased costs of doing business, or otherwise have a material adverse* effect on the business, results of operations, and financial condition. Any* negative publicity generated as a result of customer frustration or* disagreement with the products or services of Dragonize, or with its websites,* events, or events/shows, could damage its reputation and diminish the value of* its brand name, which could have a material adverse effect on its business,* results of operations, and financial condition.

Security breaches and other disruptions could compromise the information * maintained by Dragonize and expose it to liability, which would cause its * business and reputation to suffer.
In the ordinary course of business, Dragonize may collect and store sensitive*
 data, including intellectual property, its proprietary business information * and that of its customers and business partners, and personally identifiable * information of the Dragonize customers, in its databases and on its networks.*
 The secure processing, maintenance and transmission of this information is * critical to the business strategy of Dragonize. Despite Dragonizes planned * security measures, its information technology and infrastructure may be * vulnerable to attacks by hackers or breached due to employee error, malicious*
 intelligence, malfeasance or other disruptions. Any such breach could * compromise Dragonizes online network, services and the information stored * there could be accessed, publicly disclosed, lost or stolen. Any such access,*
 disclosure or other loss of information could result in legal claims or* proceedings, liability under laws that protect the privacy of personal *
information, regulatory penalties, and disruption to Dragonizes operations * and the services it provides to customers. This often times results in a loss*
 of confidence in a companys products and services, which could adversely * affect its ability to earn revenues and competitive position and could have a * material adverse effect on Dragonizes business, results of operations, and * financial condition.

The products and services that Dragonize hopes to develop will likely result * in increased costs.
Dragonize expects its development and operational costs to increase in future * periods as it expands into new areas, and such increased costs could * negatively affect its future operating results. Dragonize expects to continue * to expend substantial financial and other resources on its current business * operations, including the publication of the Dragonize Syndicate Magazine and * related content, and the creation of organized live-event experiences and * licensing and branding initiatives. The failure of Dragonize to materially * increase its revenues could have a material adverse effect on the business, * results of operations, and financial condition of Dragonize.

The inability of Dragonize to effectively control costs and still maintain its* business relationships, could have a material adverse effect on its business,* results of operations, and financial condition.
It is critical that Dragonize appropriately align its cost structure with * prevailing market conditions to minimize the effect of economic downturns on*
 its operations and, in particular, to build and maintain its user * relationships. In circumstances of reduced overall demand for the products and*
 services of Dragonize, its high cost structure could have a material adverse* effect on the business, results of operations, and financial condition of *
Dragonize.

Dragonize Studios & Institute, Inc. has not conducted an evaluation of the * effectiveness of its internal control over financial reporting and will not be* required to do so. If Dragonize is unable to implement and maintain effective* internal control over financial reporting investors may lose confidence in the* accuracy and completeness of its financial reports and the market price of its* common stock may be negatively affected.
As a public company, Dragonize will be required to maintain internal control*
 over financial reporting for the year ending December 31, 2019 and to report * any material weaknesses in such internal control. Section 404 of the * Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires that Dragonize* evaluate and determine the effectiveness of its internal control over * financial reporting and, beginning with its annual report for the fiscal year* ending December 31, 2019, provide a management report on the internal control* over financial reporting, as defined by The Jumpstart Our Businesses Act of* 2012 (the "Jobs Act"). Since Dragonize has not conducted an evaluation of the* effectiveness of its internal control over financial reporting, Dragonize may* have undiscovered material weaknesses. If Dragonize has a material weakness in* its internal control over financial reporting, it may not detect errors on a* timely basis and our financial statements may be materially misstated. * Dragonize is in the process of designing and implementing the internal control*
 over financial reporting required to comply with this obligation, which * process may be time consuming, costly, and complicated. If Dragonize identifies*
 material weaknesses in its internal control over financial reporting, if it is* unable to comply with the requirements of Section 404 of the Sarbanes-Oxley *
Act in a timely manner, if it is unable to assert that our internal control*
 over financial reporting are effective, if and when required, investors may * lose confidence in the accuracy and completeness of our financial reports and * the market price of its common stock could be negatively affected, and * Dragonize could become subject to investigations by the stock exchange on which*
 its securities are listed, the SEC, or other regulatory authorities, which* could require additional financial and management resources. However, *
shareholders of the Dragonize Studios & Institute, Inc will have the ability* to use their online account at Dragonize. Org, and have their account obtain* a Shareholder status, which will provide them access to the required data for* shareholders.

Dragonize may not be able to effectively manage its growth or improve its * operational, financial, and management information systems, which could have a * material adverse effect on the business, results of operations, and financial * condition of Dragonize.
In the near term, Dragonize intends to expand the scope of its operations * activities significantly. If Dragonize is successful in executing its business*
 plan, it will experience growth in its business that could place a significant* strain on its business operations, finances, management and other resources. *
The factors that may place strain on its resources include, but are not limited* to, the following:

*
The need for continued development of financial and information management * systems.

*
The need to manage strategic relationships and agreements with manufacturers, * customers and partners.

*
Difficulties in hiring and retaining skilled management, technical, and other* personnel necessary to support and manage the business.

Additionally, the strategy of Dragonize could produce a period of rapid growth * that may impose a significant burden on its administrative and operational * resources. Its ability to effectively manage growth will require Dragonize to * substantially expand the capabilities of its administrative and operational * resources and to attract, train, manage, and retain qualified management and * other personnel. There can be no assurance that Dragonize will be successful * in recruiting and retaining new employees, or retaining existing employees. Dragonize cannot provide assurances that its management will be able to manage * this growth effectively. Its failure to successfully manage growth could result*
 in its sales not increasing commensurately with capital investments or could * otherwise have a material adverse effect on the business, results of * operations, and financial condition of Dragonize.

We face significant competition across the media landscape, including from * magazine publishers, digital publishers, social media platforms, search * platforms, and digital marketing services, among others, which we expect will * continue, and as a result we may not be able to maintain or improve our * operating results.
We compete with other magazine publishers for market share and for the time * and attention of consumers of print magazine content. We will also compete * with very recognized world name-brand social media forums that posses * tremendously greater amounts of resources. The proliferation of choices*
 available to consumers for information and entertainment has resulted in * audience fragmentation and has affected overall consumer demand for print * magazines and intensified competition with other magazine publishers for * share of print magazine readership. We also compete with digital publishers * and other forms of media, including, among others, social media platforms, * search platforms, portals and digital marketing services. The competition we * face has intensified as a result of the growing popularity of mobile devices, * such as smartphones and social-media platforms, and the shift in consumer * preference from print media to digital media for the delivery and consumption * of content, including video content. Social media and other platforms such as*
 Facebook, Twitter, Snapchat, Google and Yahoo! are successful in gathering * national, local and entertainment news and information from multiple sources * and attracting a broad readership base. News aggregation websites and * customized news feeds (often free to users) may reduce our traffic levels by * minimizing the need for the audience to visit our websites or use our digital*
 applications directly. Given the ever-growing and rapidly changing number of * digital media options available on the Internet, we may not be able to increase*
 our online traffic sufficiently and retain or grow a base of frequent visitors* to our websites and applications on mobile devices. In addition, the *
ever-growing and rapidly changing number of digital media options available on * the Internet may lead to technologies and alternatives that we are not able to * offer.

These new platforms have reduced the cost of producing and distributing content* on a wide scale, allowing new free or low-priced digital content providers to* compete with us and other magazine publishers. The ability of our paid print *
and digital content to compete successfully with free and low-priced digital * content, including video content, depends on several factors, including our*
 ability to differentiate and distinguish our content from free or low-priced* digital content, as well as our ability to increase the value to our customers * by offering a different, deeper and richer digital experience. If we are unable*
 to distinguish our content from that of our competitors or adapt to new * distribution methods, our business, financial condition and results of*
 operations may be adversely affected. We derive major portions of our Revenues* from advertising. The continuing shift in consumer preference from print media* to digital media, as well as growing consumer engagement with digital media* and social platforms, has introduced significant new competition for *
advertising. The proliferation of new platforms available to advertisers,* combined with continuing strong competition from print platforms, has affected*
 both the amount of advertising we are able to sell as well as the rates * advertisers are willing to pay. Our ability to compete successfully for * advertising also depends on our ability to drive scale, engage digital * audiences and prove the value of our advertising and the effectiveness of our*
 print and digital platforms, including the value of advertising adjacent to* high quality content, and on our ability to use our brands to continue to* offer advertisers unique, multi-platform advertising programs and franchises.* If we are unable to demonstrate to advertisers the continuing value of our *
print and digital platforms or offer advertisers unique advertising programs * tied to our brands, our business, financial condition and results of operations*
 may be adversely affected.

If Dragonize is unable to continually innovate and increase efficiencies, its * ability to attract new customers may be adversely affected.
In the area of innovation, Dragonize must be able to develop new technologies,*
 content and products that appeal to its customers. This depends, in part, on * the technological and creative skills of its personnel and on its ability to * protect its intellectual property rights. Dragonize may not be successful in * the development, introduction, marketing, and sourcing of new technologies, * content or products, that satisfy customer needs, achieve market acceptance,*
 or generate satisfactory financial returns.

If Dragonize is unable to adopt or incorporate technological advances into its*
 content and products, its business could become less competitive, * uncompetitive, or obsolete and it may not be able to compete effectively with * competitors' products.
Dragonize expects that technological advances in the processes and procedures * for equipment will continue to occur. As a result, there are risks that * products that compete with its products could be improved or developed. If * Dragonize is unable to adopt or incorporate technological advances, its*
 products could be less efficient or cost-effective than methods developed and* sold by its competitors, which could cause its products to become less *
competitive, uncompetitive or obsolete, which could have a material adverse*
 effect on the business, results of operations, and financial condition of * Dragonize

Litigation may adversely affect the business, financial condition, and results * of operations of Dragonize.
From time to time in the normal course of its business operations, Dragonize * may become subject to litigation that may result in liability material to its * financial statements as a whole or may negatively affect its operating results * if changes to its business operations are required. The cost to defend such * litigation may be significant and may require a diversion of resources. *
There also may be adverse publicity associated with litigation that could * negatively affect customer perception of its business, regardless of whether * the allegations are valid or whether Dragonize is ultimately found liable. * Insurance may not be available at all or in sufficient amounts to cover any * liabilities with respect to these or other matters. A judgment or other * liability in excess of the insurance coverage of Dragonize for any claims could*
 have a material adverse effect on the business, results of operations, and * financial condition of Dragonize.

If Dragonize fails to protect or develop its intellectual property, its * business, operations and financial condition could be adversely affected.
Any infringement or misappropriation of intellectual property of Dragonize * could damage its value and limit its ability to compete. Dragonize may have to * engage in litigation to protect the rights to its intellectual property, which*
 could result in significant litigation costs and require a significant amount * of management time and attention. In addition, the ability of Dragonize to * enforce and protect its intellectual property rights may be limited in certain * countries outside the United States, which could make it easier for * competitors to capture market position in such countries by utilizing * technologies that are similar to those developed or licensed by Dragonize. Dragonize may also find it necessary to bring infringement or other actions * against third parties to seek to protect its intellectual property rights. * Litigation of this nature, even if successful, is often expensive and * time-consuming to prosecute and there can be no assurance that Dragonize will * have the financial or other resources to enforce its rights or prevent other * parties from developing similar technology or designing around its * intellectual property.

Although Dragonize believes that its intellectual property does not and will * not infringe upon the patents or violate the proprietary rights of others, it * is possible such infringement or violation has occurred or will occur in the * future, which could have a material adverse effect on the business, results of*
 operations, and financial condition of Dragonize.
Dragonize is not aware of any infringement by it of any person's or entity's * intellectual property rights. In the event that products or services Dragonize*
 offers or sells are deemed to infringe upon the patents or proprietary rights* of others, Dragonize could be required to modify its products or services or *
to obtain a license for the manufacture and/or sale of such products or * services or cease selling such products or services. In such event, there can * be no assurance that Dragonize would be able to do so in a timely manner, upon * acceptable terms and conditions, or at all, and the failure to do any of the * foregoing could have a material adverse effect on the business, results of * operations, and financial condition of Dragonize.
There can be no assurance that Dragonize will have the financial or other * resources necessary to enforce or defend a patent infringement or proprietary * rights violation action. If products or services, or proposed products or * services, are deemed to infringe or likely to infringe upon the patents or * proprietary rights of others, Dragonize could be subject to injunctive relief * and, under certain circumstances, become liable for damages, which could also * have a material adverse effect on the business, results of operations, and * financial condition of Dragonize.

The Trade Secrets of Dragonize may be difficult to protect.
The success of Dragonize depends upon the skills, knowledge, and experience of* its operations and technical personnel, its consultants and advisors, as well* as its licensors and contractors. Because Dragonize operates in several highly* competitive industries, it relies in part on trade secrets to protect its *
proprietary technology and processes. However, trade secrets are difficult to* protect. Dragonize enters into confidentiality or non-disclosure agreements * with its corporate partners, employees, consultants, outside scientific * collaborators, developers, and other advisors. These agreements generally * require that the receiving party keep confidential and not disclose to third * parties confidential information developed by the receiving party or made * known to the receiving party by Dragonize during the course of the receiving * party's relationship with Dragonize. These agreements also generally provide * that inventions conceived by the receiving party in the course of rendering * services to Dragonize will be the exclusive property of Dragonize, and * Dragonize enters into assignment agreements to perfect its rights.
These confidentiality, inventions and assignment agreements may be breached * and may not effectively assign intellectual property rights to Dragonize. Its * trade secrets also could be independently discovered by competitors, in which * case Dragonize would not be able to prevent the use of such trade secrets by * its competitors. The enforcement of a claim alleging that a party illegally * obtained and was using our trade secrets could be difficult, expensive and time*
 consuming and the outcome would be unpredictable. In addition, courts outside* the United States may be less willing to protect trade secrets. The failure *
to obtain or maintain meaningful trade secret protection could have a material* adverse effect on the business, results of operations, and financial condition* of Dragonize.

Dragonize faces intense competition and many of its competitors have greater * resources that may enable them to compete more effectively.
The information industry is intensely competitive and Dragonize expects * competition to intensify further in the future. The website of Dragonize. Org * will be subject to competition for advertisers. Dragonize will be subject to * competition from well-established commercial information providers, media * companies, suppliers that have all necessary resources. Some of its competitors*
 have greater capital resources, facilities and diversity of product lines,* which may enable them to compete more effectively in this market. As a *
potential supplier of other products, Dragonize competes with several larger* and better-known companies that specialize in supplying and distributing a* vast array of commercial goods and services. These competitors may devote* their resources to developing and marketing products that will directly* compete with the product lines of Dragonize. Due to this competition, there* is no assurance that Dragonize will not encounter difficulties in obtaining* revenues and market share or in the positioning of its products. There are* no assurances that competition in the respective industries in which *
Dragonize operates will not lead to reduced prices for its products and* services. The inability of Dragonize to successfully compete with existing* companies and new entrants to the market could have a material adverse effect* on the business, operations and financial condition of Dragonize.
Current and potential competitors have established or may establish * cooperative relationships among themselves or with third parties to increase * such competitors ability to successfully market their tools and services. * Dragonize also expects that competition may increase as a result of eventual * consolidation within the industry. As Dragonize develops new products and * services, it may begin to compete with companies with which it has not * previously competed. Dragonize may be unable to differentiate its products * and services from those of its competitors, or successfully develop and * introduce new products and services that are less costly than, or superior * to, those of its competitors. This could have a material adverse effect on * the business, results of operations and financial condition of Dragonize.

The future success of Dragonize will depend on its key executive officers and*
 its ability to attract, retain, and motivate qualified personnel.
The future success of Dragonize largely depends upon the continued services of * its executive officers and management team. If one or more of its executive*
 officers are unable or unwilling to continue in their present positions, * Dragonize may not be able to replace them readily, if at all. Additionally, * Dragonize may incur additional expenses to recruit and retain new executive
* officers. If any of its executive officers joins a competitor or forms a * competing company, Dragonize may lose some of its potential customers. * Finally, Dragonize does not maintain "key person" life insurance on any of its*
 executive officers. Because of these factors, the loss of the services of* any of these key persons could have a material adverse effect on the business,* results of operations, and financial condition of Dragonize.

The continuing ability of Dragonize to attract and retain highly qualified * personnel will also be critical to its success because it will need to hire and*
 retain additional personnel as its business grows. There can be no assurance* that Dragonize will be able to attract or retain highly qualified personnel.* Dragonize faces significant competition for skilled personnel in its industry.* This competition may make it more difficult and expensive to attract, hire, *
and retain qualified managers and employees. Because of these factors, * Dragonize may not be able to effectively manage or grow its business, which * could have a material adverse effect on the business, results of operations,*
 and financial condition of Dragonize. As a result, the value of your * investment could be significantly reduced or completely lost.

Dragonize depends on its management but has no key man insurance.
Dragonizes business, to date, and for the foreseeable future, will be * significantly dependent on its management team, directors and key consultants. The loss of any one of these individuals could have a material adverse effect * on Dragonize. If Dragonize lost the services of any one or more of its * executive officers or key employees, it would need to devote substantial *resources to finding replacements, and until replacements were found, * Dragonize would be operating without the skills or leadership of such * personnel, any of which could have a material adverse effect on the business,*
 results of operations, and financial condition of Dragonize. As previously* discussed, Dragonized currently does not carry "key-man" life insurance* policies covering any of these individuals.

There are risks associated with the proposal expansion of the Dragonize * Studio's & Institute, inc. business.
Any expansion plans undertaken by Dragonize to increase or expand its*
 operations entail risks, which may negatively impact the profitability of * Dragonize. Consequently, investors must assume the risk that (i) such * expansion may ultimately involve expenditures of funds beyond the resources*
 available to Dragonize at that time, and (ii) management of such expanded * operations may divert managements attention and resources away from its * existing operations, any of which factors could have a material adverse effect*
 on the business, results of operations, and financial condition of Dragonize.* Dragonize cannot assure investors that its products, procedures, or controls* will be adequate to support the anticipated growth of its operations.

Data Privacy and Security
Dragonizes business activities are subject to laws and regulations governing * the collection, use, sharing, protection and retention of personal data, which*
 continue to evolve and have implications for how such data is managed. In* addition, the Federal Trade Commission (the "FTC") continues to expand its* application of general consumer protection laws to commercial data practices, * including to the use of personal and profiling data from online users to*
 deliver targeted Internet advertisements. Most states have also enacted * legislation regulating data privacy and security, including laws requiring * businesses to provide notice to state agencies and to individuals whose * personally identifiable information has been disclosed as a result of a data*
 breach.

Similar laws and regulations have been implemented in many of the other * jurisdictions in which Dragonize may operate, including the European Union. * Recently, the European Union adopted the General Data Protection Regulation * ("GDPR"), which is intended to provide a uniform set of rules for personal*
 data processing throughout the European Union and to replace the existing * Data Protection Directive (Directive 95/46/EC). Fully enforceable since May * 25, 2018, the GDPR expands the regulation of the collection, processing, use * and security of personal data, contains stringent conditions for consent from * data subjects, strengthens the rights of individuals, including the right to * have personal data deleted upon request, continues to restrict the trans-border*
 flow of such data, requires mandatory data breach reporting and notification,* increases penalties for non-compliance and increases the enforcement powers *
of the data protection authorities. Also, in 2015, the European Court of * Justice invalidated the U.S.-E.U. Safe Harbor framework, one of the legal*
 mechanisms through which personal data could be transferred from the European* Union to the United States, and the mechanism relied upon by the Company with* respect to certain personal data transfers among the Companys businesses,* and between the Company and some of its third-party service providers. The* Company has been putting into place, and working with its third-party service* providers to implement, alternative legal mechanisms for cross-border personal* data transfers.

In response to such developments, industry participants in the U.S., and Europe* have taken steps to increase compliance with relevant industry-level standards* and practices, including the implementation of self-regulatory regimes for *
online behavioral advertising that impose obligations on participating * companies, such as Dragonize, to give consumers a better understanding of*
 advertisements that are customized based on their online behavior. Dragonize* continues to monitor pending legislation and regulatory initiatives to *
ascertain relevance, analyze impact and develop strategic direction surrounding*
 regulatory trends and developments, including any changes required in the * Companys data privacy and security compliance programs. Dragonize. Org has*
 already adopted the GDPR rulings even though Europe is not the target area* and no similar laws are currently enacted within the United States.

We are an emerging growth company and it cannot be certain if the reduced * disclosure requirements applicable to emerging growth companies will make * its Common Stock less attractive to investors.
For as long as Dragonize continues to be an emerging growth company, we*
 intend to take advantage of certain exemptions from various reporting * requirements that are applicable to other public companies including, but not * limited to, reduced disclosure obligations regarding executive compensation in*
 our periodic reports and proxy statements, and exemptions from the * requirements of holding a nonbinding advisory vote on executive compensation*
 and stockholder approval of any golden parachute payments not previously * approved. We cannot predict if investors will find our Common Stock less*
 attractive because it will rely on these exemptions. If some investors find* our Common Stock less attractive as a result, there may be a less active *
trading market for its Common Stock and its stock price may be more volatile. We will remain an emerging growth company until the earliest of (i) the end of*
 the fiscal year in which the end of the fiscal year in which it has total* annual gross revenue of $1 billion or more during such fiscal year, (iii) *
the date on which it issues more than $1 billion in non-convertible debt in a * three-year period or (iv) five years from the date of this proxy statement.

RISKS RELATED TO THE OFFERING

The Determination of the Offering Price of the Common Stock May Not Reflect * the Value of the Company.
The valuation of our currently Common Stock and the $0.10 per share Offering*
 Price of the Common Stock has been arbitrarily determined by the Company and* is not based on book value, assets, earnings or any other recognizable *
standard of value. No assurance can be given that our Common Stock, or any* portion thereof, could be sold for the Offering Price or for any amount. If*
 profitable, results are not achieved from the Companys operations, of which* there can be no assurance, the value of the Common Stock sold pursuant to* this Offering could fall below the Offering Price and the Common Stock could* become worthless.

This Offering has not been reviewed by independent professionals.
We have not retained any independent professionals to review or comment on * this Offering or otherwise protect the interest of the investors hereunder.* Therefore, for purposes of making a decision to purchase our Offered Shares,*
 you should not rely on our counsel with respect to any matters herein * described. Prospective investors are strongly urged to rely on the advice of*
 their own legal counsel and advisory in making a determination to purchase* our Offered Shares.

RISKS RELATED TO OUR  COMMON STOCK

No Assurance that dividends will be paid by the Company.
Payment of cash distributions on the Common Stock is within the discretion of* the Companys Board of Directors, management, statutes within the Corporate* Bylaws, and will depend upon the Company's future earnings, its capital *
requirements and financial condition, and other relevant factors. At the * present time, the Companys management intends to reinvest applicable earnings*
 in the Company, the purpose of which is to increase the potential for * long-term profitability and enterprise value of the Company and increase cash*
 reserves where possible. The Company does not intend to declare maximum * percent dividends unless funds are legally available and the Companys * management has determined, in its sole discretion, that dividends should be* paid according to the Corporate Bylaws. There can be no guarantees that * dividends will ever be paid by the Company.

Our failure to maintain effective internal controls over financial reporting * could have an adverse impact on us.
We are required to establish and maintain appropriate internal controls over* financial reporting. Failure to establish those controls, or any failure of* those controls once established, could adversely impact our public disclosures* regarding our business, financial condition or results of operations. In *
addition, managements assessment of internal controls over financial * reporting may identify weaknesses and conditions that need to be addressed in*
 our internal controls over financial reporting or other matters that may * raise concerns for investors. Any actual or perceived weaknesses and * conditions that need to be addressed in our internal control over financial * reporting, disclosure of managements assessment of our internal controls over*
 financial reporting or disclosure of our public accounting firms attestation* to or report on managements assessment of our internal controls over * financial reporting may have an adverse impact on the price of our Common Stock.

Our Common Stock could be subject to the "Penny Stock" rules of the * Securities and Exchange Commission if it were publicly traded and may be * difficult to sell.
Our shares of Commons Stock are considered to be "penny stocks" because they* are not registered on a national securities exchange or listed on an * automated quotation system sponsored by a registered national securities * association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any * transaction involving a penny stock, unless exempt, the rules require that a*
 broker or dealer approve a persons account for transactions in penny stocks* and that the broker or dealer receives from the investor a written agreement *
to the transaction, setting forth the identity and quantity of the penny stock*
 to be purchased. The broker or dealer must also deliver, prior to any * transaction in a penny stock, a disclosure schedule prescribed by the * Securities and Exchange Commission relating to the penny stock market, which*
 sets forth the basis on which the broker or dealer made the suitability * determination and that the broker or dealer received a signed, written * agreement from the investor prior to the transaction. Generally, brokers ma*
 be less willing to execute transactions in securities subject to the "penny* stock" rules. This may make it more difficult for investors to dispose of our * common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of * fraud and abuse.
Stockholders should be aware that, according to SEC Release No. 34-29093,*
 the market for penny stocks has suffered in recent years from patterns of * fraud and abuse. Such patterns include:

*
Control of the market for the security by one or a few broker-dealers that are* often related to the promoter or issuer.

*
Manipulation of prices through prearranged matching of purchases and sales and* false and misleading press releases.

*
Boiler room practices involving high-pressure sales tactics and unrealistic * price projections by inexperienced salespersons.

*
Excessive and undisclosed bid-ask differential and markups by selling * broker-dealers; and

*
The wholesale dumping of the same securities by promoters and broker-dealers*
 after prices have been manipulated to a desired level, along with the * resulting inevitable collapse of those prices and with consequential investor*
 losses.

Our management is aware of the abuses that have occurred historically in the * penny stock market. Although we do not expect to be in a position to dictate * the behavior of the market or of broker-dealers who participate in the market,*
 management will strive within the confines of practical limitations to prevent* the described patterns from being established with respect to our shares of*
common stock. The occurrence of these patterns or practices could increase the* volatility of our share price.

External Economic Factors May have a Material Adverse Impact on the Companys*
 Business Prospects.
Success can also be affected significantly by changes in local, regional and * national economic conditions. Factors such as inflation, labor, energy, real*
 estate costs, the availability and cost of suitable employees, fluctuating * interest rates, state and local laws and regulations and licensing * requirements and increased competition can also adversely affect the Company.

The foregoing risk factors are not to be considered a definitive list of all * the risks associated with an investment in our Offered Shares. This Offering*
 Circular contains forward-looking statements that are based on our current * expectations, assumptions, estimates, and projections about our business, our*
 industry, and the industry of our clients. When used in this Offering * Circular, the words "expects," anticipates," "estimates," "intends," * "believes" and similar expressions are intended to identify forward-looking * statements. These forward-looking statements are subject to risks and * uncertainties that could cause actual results to differ materially from those*
 projected. The cautionary statements made in this Offering Circular should be* read as being applicable to all related forward-looking statements wherever *
they appear in this Offering Circular.

USE OF PROCEEDS
Assuming the sale by us of $900,000 and estimated selling agent fees and * offering expenses (including selling agent fees of up to $90,000, Transaction*
 fees of about $18,000 and marketing expenses, the total net proceeds to us* would be approximately $810,000. We currently intend to use such net *
proceeds as set forth below. We expect from time to time to evaluate the* acquisition of businesses, products and technologies for which a portion of * the net proceeds may be used, although we currently are not planning or * negotiating any such transactions. As of the date of this Offering Circular, * we cannot specify with certainty all of the particular uses for the net * proceeds to us from the sale of Common Stock. Accordingly, we will retain * broad discretion over the use of these proceeds, if any. The following table * represents managements best estimate of the uses of the net proceeds received*
 from the sale of our shares of  Common Stock in this Offering.





In the event that our estimated offering expenses are less than the amounts * indicated above, any such excess funds shall be applied toward our working * capital and other corporate purposes

Percentage of Offering Sold
The amounts set forth above are estimates, and we cannot be certain that actual*
 costs will not vary from these estimates. Our management has significant * flexibility and broad discretion in applying the net proceeds received in this*
 Offering. We cannot assure you that our assumptions, expected costs and* expenses and estimates will prove to be accurate or that unforeseen events, *
problems or delays will not occur that would require us to seek additional debt*
 and/or equity funding, which may not be available on favorable terms, or at * all. See "Risk Factors."
This expected use of the net proceeds from this Offering represents our* intentions based upon our current financial condition, results of operations,* business plans and conditions. As of the date of this Offering Circular, we* cannot predict with certainty all of the particular uses for the net proceeds* to be received upon the closing of this Offering or the amounts that we will* actually spend on the uses set forth above. The amounts and timing of our *
actual expenditures may vary significantly depending on numerous factors. As* a result, our management will retain broad discretion over the allocation of* the net proceeds from this Offering.

DILUTION
Dragonize has no plans at this time to increase or decrease the amount of * corporate shares of Common Stock, or add additional classes of Corporate stock*
 to dilute the value of this Common Stock offered in this Circular. Nor does* the corporation see a need to acquire additional equity debt, loans, or* interest baring contracts to create and follow business proceedings.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF * OPERATIONS OF DRAGONIZE

Overview
The intent and purpose of this SEC Regulation A, Circular is to raise the * funds necessary to expand the distribution of the Dragonize Syndicate * Magazine. The goal is to reach 300,000 households per month. This will require * the addition of 14 new printers and 8-10 new employees. The employees hired,*
 Editors, would gain the required advertisers of local businesses within their* geographic designations to raise the revenue to produce and distribute the *
Magazine to households, and to generate the revenue for profits.

Total Revenue
Each new employee and printer would generate approximately $11,000 revenue per * month, per 10,000 Magazine distribution. Each Editor will strive to fulfill * 30,000 distribution per month. The following chart details the costs, revenues,*
 and monthly totals of 10 editors at the rates of described production.


Revenue by Geographical Location
Every additionally added location with an editor and printing would generate * about $17,000 profit increase. As per the bylaws, 50% of profits may be * re-invested into business expansion, which would provide an additional * $1,000,000 of expansion capital. Which translates into 102 new geographic * locations and editors per year, and potential revenues of an additional * $1,740,000; hypothetically raising the total profits near the $3,784,000 range*
 with the magazine distribution. (These numbers do not include the additional * advertising revenues generated through www.Dragonize. Org advertising programs.)

Operating Expenses
The following data details the monthly ongoing expenses to produce 10,000 * copies of the Dragonize Syndicate Magazine. The primary categories include * paper, toner, staples, and USPS delivery charges. Editors will receive a base*
 salary plus commissions, which are included separately from this production* chart.



Other Income
Other sources of income that would come from this Regulation A Circular would * be online generated revenues from www.Dragonize. Org. These would be generated*
 from additional advertising programs, and classes taught within the Institute * Portals, which neither have additional costs to Dragonizes current expense * rates operations.


Current Plan of Operations
Dragonize is focused on initiatives to enhance growth and profitability, * including:

*
Growing organically by increasing the breadth and depth of its products,* expanding our suite of value-added services and driving scale enhancements;

*
Expanding margins, disciplined pricing execution, platform scalability and * end market diversification;

*
Maintaining its efforts on cost improvement, corporate selling, general and * administrative operational efficiencies and optimization of our customer * coverage model;

Dragonizes plan of operations is currently focused on the continued * commercialization of its "Dragonize" brand. Dragonize Studios & Institute, * Inc. expects to incur substantial expenditures in the foreseeable future for * the development, maintenance and investment in its Dragonize Studio's & * Institute, inc. brand and ongoing internal research and development. At this * time, Dragonize cannot reliably estimate the nature, timing or aggregate * amount of such costs. Its operations will require extensive technical support,*
 potential regulatory review and approval, significant marketing efforts and * substantial investment.
Dragonize continually evaluates its plan of operations discussed above to*
 determine the manner in which it can most effectively utilize its cash * resources. The timing of completion of any aspect of its plan of operations is*
 highly dependent upon the availability of cash to implement that aspect of * the plan and other factors beyond its control. There is no assurance that * Dragonize will successfully obtain the required capital or revenues, or, if*
 obtained, that the amounts will be sufficient to fund its ongoing operations.* The inability to secure additional capital would have a material adverse *
effect on us, including the possibility that Dragonize would have to sell or * forego a portion or all of its assets or cease operations. If Dragonize * discontinues its operations, it will not have sufficient funds to pay any * amounts to its stockholders.
 Because Dragonizes working capital requirements depend upon numerous factors* there can be no assurance that its current cash resources will be sufficient *
to fund its operations. At present, Dragonize has no committed external * sources of capital, and does not expect any significant product revenues for* the foreseeable future. Thus, Dragonize will require immediate additional * financing to fund future operations. There can be no assurance, however, that * it will be able to obtain funds on acceptable terms, if at all.

Credit Facilities and Accounts Payable
Other than the Startup Lender Debt LOC by Tumbling Dragons LLC and Morris * Anderson (as set forth under section titled "Financing and Securities * Offerings" above), and such vendors and service providers in the ordinary * course of our business, Dragonize does not have any other credit facilities or*
 other access to bank credit. As of January 1, 2019, its obligations to * vendors and other service providers, including professional fees, operating * costs, and accrued compensation owed to members of its senior management was * below a managable $12,000 total.

Capital Expenditures
Dragonize has entered into agreements with service providers, vendors and * consultants that require ongoing capital expenditures by Dragonize, some of * which are current payable owed by Dragonize for services previously rendered * in Dragonizes behalf. Dragonize does not have any other contractual * obligations for ongoing capital expenditures at this time. Dragonize may,*
 however, purchase equipment and supplies necessary to conduct its operations * on an as needed basis.

Off-Balance Sheet Arrangements
Dragonize is not subject to any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk
In the ordinary course of our business, Dragonize is not exposed to market * risk of the sort that may arise from changes in interest rates or foreign * currency exchange rates, or that may otherwise arise from transactions in * derivatives.

Intellectual property
We own registered trademark "Dragonize Studios & Institute, Inc"
Dragonize is the owner of the intellectual property related to various*
 publication and other visual (including audio visual works and photographs) * and written content, which it distributes through the Dragonize Studio's & * Institute, Inc.s owned Dragonize Syndicate Magazine, Dragonize. Org and via * its other digital distribution channels.
Dragonize generally relies on trademark, copyright and trade secret laws and*
 employee and third-party non-disclosure agreements to protect its intellectua* l property and proprietary rights. Further, Dragonize also uses common law*
 marks that have not been, or due to their nature are unable to be, registered* with the Trade United States Patent and Trademark Office.



Government Regulation and Federal Policy:
Litigation
From time to time we may become the subject of litigation that is incurred in * the ordinary course of its business. However, to date, no pending or threatened*
 litigation involves and individual, federal, or state governmental agency.

Property
At the time of filing this circular offering, Dragonize has no real estate * holdings, or leases of liability to sustain. A single vehicle is owned with * 100 percent ownership and title.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our executive officers and directors and their business experience follows:

During the past five years, none of the persons identified above has been * involved in any bankruptcy or insolvency proceeding or convicted in a criminal*
 proceeding, excluding traffic violations and other minor offenses. There is no* arrangement or understanding between the persons described above and any other* person pursuant to which the person was selected to his or her office or *
position.
Morris Anderson, President and Chairman of the Board.
Morris Anderson is the founder of Dragonize and has served as its Chairman * since its inception in February 2017. He started his gymnastics facility at * the age of early 23 with $500. Within a few years grew the business to posses * over $250,000 worth of insurable equipment. Morris has experience hiring, * training, and dismissing employees as needed. He has personally coached * gymnastics to over 2,000 individuals which helped to to create the Goal * Process in goal setting and self-esteem. He has done many motivational * arrangements beyond the scope of gymnastics training. Through the steps of his*
 own Goal Process, he has created the entire site of www.Dragonize. Org, and* set forth the first area of the Dragonize Syndicate. Due to family/personal* life changes, starting over was required, and starting with nothing to build* the Dragonize Studio's & Institute to become a viable business.

Guidelines for Selecting Director Nominees
From the data chart above, more directors will be added to the Board of * Directors to help give Dragonize Studios & Institute, Inc greater breadth of * knowledge, insight, and direction. These positions will be carefully selected * by Morris Anderson, Chairman of the Board, and will be voted upon by the*
 shareholders. If a vote is in order, it will be during the quarterly Board of* Directors and Shareholder meetings. Individuals may act in a position, under* the direction of the Chairman of the Board, for up to one quarter of the year* until fully voted and confirmed in the next Quarter Reports and Meetings.

Code of Business Conduct and Ethics
Our Board plans to adopt a written code of business conduct and ethics ("Code")* that applies to our directors, officers and employees, including our principal* executive officer, principal financial officer and principal accounting *
officer or controller, or persons performing similar functions. We intend to* post on our website a current copy of the Code and all disclosures that are* required by law in regard to any amendments to, or waivers from, any provision* of the Code.

EXECUTIVE COMPENSATION
References in this section to our "directors" and "named executive officers" * refer to the directors and named executive officers of Dragonize. following* consummation of this Offering, and references in this section to our*
"employees" (other than our names executive officers) refer to the * employees of the Dragonize following consummation of this Offering.

This section discusses the material components of the executive compensation * program for our executive officers who are named in the "2018 Summary * Compensation Table" below. Prior to January 1, 2018, no executive officer or * director of Dragonize Studios & Institute, Inc. received any compensation or* other remuneration. In fiscal 2019, our "named executive officers" and their * positions were as follows: (i) Morris Anderson, Chairman of the Board, * President;

2019 Summary Compensation Table
 The following table sets forth information concerning the compensation of our* named executive officers for the fiscal year ended December 31, 2018.
Name and Principal Position

Year


Salary
($)

Total Compensation

Total ($)
Morris Anderson, Chairman of the Board, President

2018


$
0

$
0

$
0

Executive Officer and Directors Compensation
Prior to January 1, 2019, no executive officer or director of Dragonize * Studio's & Institute, Inc. received any compensation or other remuneration.

The 2019 Stock Incentive Plan
The following is a summary description of the Dragonize 2019 Equity Incentive * Plan. This summary is not a complete statement of the Equity Incentive Plan*
 and is qualified in its entirety by reference to the complete text of the* Equity Incentive Plan, a copy of which is attached as an exhibit for the *
Form 1-A of which this Offering Circular is a part.

Purpose.
The purpose of the Equity Incentive Plan is to advance our interests and the * interests of our shareholders by providing incentives to certain employees, * directors, consultants and other individuals who contribute significantly to*
 our strategic and long-term performance objectives and growth.

Administration.
The Equity Incentive Plan will be administered by our Compensation Committee * or such other committee as determined by our Board, or by the Board itself * ("Committee"). The Committee will have the authority to select Equity * Incentive Plan participants, grant awards, determine the type, size, terms and*
 conditions of awards and adopt rules for the administration, interpretation * and application of the plan.

Types of Awards under the Incentive Plan.
The Equity Incentive Plan provides for the following types of awards: stock* options, stock appreciation rights, restricted stock, restricted stock units,* performance grants (cash and equity), and other share-based awards, or other* awards consistent with the purposes of the Equity Incentive Plan.

Grant of Awards; Shares Available for Awards.
Certain employees, directors, consultants and independent contractors will be*
 eligible to receive grants of awards under the Equity Incentive Plan. The * total number of shares of Common Stock available for issuance under the plan*
 will be 10,500,000 shares. No person will receive stock options or stock * appreciation rights for more than 500,000 shares in any fiscal year.
 If any Common Stock issued pursuant to an award are forfeited or cancelled, * then such shares that are forfeited or cancelled will be or become available * for issuance under the Equity Incentive Plan. Common Stock (I) delivered in * payment of the exercise price of a stock option, (ii) not issued upon * settlement of a stock appreciation right or (iii) delivered to or withheld by * the Company to pay withholding taxes, shall not become available for issuance * under the Equity Incentive Plan.
The number of Common Stock issued or reserved pursuant to the Equity Incentive*
 Plan will be subject to adjustment for stock splits, stock dividends and * similar changes in Common Stock. Any dividends or distributions on unvested * awards are payable only when such awards vest.

Stock Options.
Stock options may be qualified as an incentive stock option (an "Incentive * Stock Option") under the Internal Revenue Code of 1986 (the "Code"), and the * regulations thereunder, or a stock option not qualified as such under the Code* (collectively, an "option"). The exercise price of an option will be equal to * or greater than the fair market value of the Common Stock on the date of * grant; provided, however, Incentive Stock Options granted to an employee who* owns more than 10% of the voting power of our stock (a "ten-percent employee")* will have an exercise price of not less than 110% of the fair market value at* the time of grant. An option may be exercised within such period or periods as* may be determined by the Committee; provided, however, any Incentive Stock * Option granted to a ten-percent employee will not be exercisable after the * expiration of five (1) years from the date of grant. No stock option will vest*
 sooner than one (1) year from grant.

Termination of Employment; Disability; Death; Retirement, Leave of Employment Upon termination of employment, leave of employment, or cessation of a * non-employee directors service on our Board, an award previously granted, * unless otherwise specified in the award agreement, will, to the extent not * exercised with respect to any option or stock appreciation right, or to the * extent that any of the designated goals (including any service period) with * respect to any other award have not been achieved prior to the lapse of any * such restrictions and/or to the extent that, for whatever reason, such award * has not vested, become null and void and be forfeited, provided that:

(i)
If the employee or non-employee director dies during employment or service or * during the three (3) month period following the termination of employment or * service by reason of retirement or dismissal other than for cause, or during * the one (1) year period following termination by reason of disability, a stock * option or stock appreciation right may be exercised (to the extent otherwise*
 exercisable) for a one-year period following the date of death;




(ii)
if the employee or non-employee director retires or becomes disabled, a stock * option or stock appreciation right may be exercised (to the extent otherwise * exercisable) at any time up to three (3) months after retirement or termination*
 other than for cause and one (1) year after termination for disability; and




(iii)
if the employee or non-employee director to whom an award of restricted stock* or restricted stock units, performance grant or any other share-based award* will have been granted terminates by reason of such persons death, retirement* or disability, then to the extent such award has not otherwise been forfeited,* the award will vest and all restrictions will lapse as of the date of such* persons death, retirement or disability.

If an employee voluntarily terminates employment, or if a non-employee director*
 terminates service on our Board, or is discharged for cause, any award * granted under the Equity Incentive Plan will, unless otherwise specified by * our Committee, terminate and be forfeited.

Dilution and Other Adjustments.
In the event a dividend (other than a regular cash dividend) or other * distribution, recapitalization, stock split, reverse stock split, * reorganization, merger, consolidation, split-up, spin-off, combination, * repurchase or exchange of Common Stock or other of our securities, issuance of*
 warrants or other rights to purchase Common Stock or other of our securities,* or other similar corporate transaction or event that affects the Common Stock* such that an adjustment is necessary in order to prevent dilution or *
enlargement of the benefits or potential benefits under the Equity Incentive*
 Plan, the Committee will, in an equitable manner, adjust the terms of an * award or, if deemed appropriate, provide for an equivalent award or substitute*
 award or make provision for a cash payment to the holder of an outstanding* award. There are no plans for Dragonize Studio's & Institute to contemplate* any such occurrences within the calendar year of 2019.

Stock Options Issued.
Under the 2019 Dragonize Incentive Stock Option Plan an aggregate of * 10,500,000 shares of Common Stock are authorized for issuance. On January 14,*
 2019, the board of directors of Dragonize approved and granted a total of * 1,500,00 stock options, of which will be awarded at future dates upon merits*
 granted by the Board. All options granted are exercisable at $0.10 per share,* the fair value of Dragonize Common Stock. So long as the holder of the *
options remain as an officer, employee, or director of Dragonize, the options* vest over a period of one year. At such time as the option holder ceases to* be an officer, employee, or director of Dragonize, such person must exercise* his or her option within six months following termination of employment or* services as a director or employee.

Dragonize issued the following stock options to its officers and directors:

Name of Employee or Director

Date of Grant

No. of Stock Options
Morris Anderson

January 1, 2019

0

No stock options have vested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Policy
 Relationship with Morris Anderson, Logo Rights, URL ownership, Copyrights,* and Trademark

Related Party Transactions
Relationship with Tumbling Dragons LLC- Operating Line of Credit for Start-Up*
 Expenditures.


SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

The following table shows the beneficial ownership of our Common Stock as of * the date of this Offering Circular held by (i) each director; (ii) each * executive officer; (iii) all directors and executive officers as a group and *
(iv) each person known to us to be the beneficial owner of more than 5% of* any class of our shares before giving effect to the sale of all 9,000,000 *
shares of  Common Stock offered by the Company in this Offering Circular.

As of the date of this Offering Circular, there were 252,646,500 shares of * Common Stock outstanding. If all 9,000,000 shares of Common Stock offered * for by the Company in this Offering are sold for gross proceeds of $900,000, * the total number of outstanding shares of our Common Stock will be increased*
 to approximately 261,646,500 shares of  Common Stock.
Beneficial ownership is determined in accordance with the rules of the * Commission, and generally includes voting power and/or investment power with * respect to the securities held.



Current

After Offering
Name and Address

Common Stock

Percent Owned

Common Stock

Percent Owned (*)
Anderson Family Trust


200,000,000



40
%


200,000,000



40
%
Tumbling Dragons LLC


48,000,000



9.6
%


48,000,000



9.6
%
Morris Anderson


3,000,000



0.6
%


3,000,000



0.6
%
Total owned by Principal Stockholders


251,000,000



50.2
%


251,000,000



50.2
%

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, * beneficial ownership of a security consists of sole or shared voting power * (including the power to vote or direct the voting) and/or sole or shared * investment power (including the power to dispose or direct the disposition) * with respect to a security whether through a contract, arrangement, * understanding, relationship or otherwise. Unless otherwise indicated, each * person indicated above has sole power to vote, or dispose or direct the * disposition of all shares beneficially owned, subject to applicable community * property laws.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our capital stock as provided in * Dragonizes Articles of Incorporation, bylaws and certificate of designation. * For more detailed information, please see such Articles of Incorporation, * bylaws and certificate of designation which have been filed as exhibits to * this Offering Circular.

General
The Articles of Incorporation of Dragonize, provides that our authorized * capital stock consists of 9,000,000 shares of Common Stock. An aggregate of * 9,000,000 shares of Common Stock are designated as voting Common Stock * ("Common Stock").
A description of the material terms and provisions of our Articles of * Incorporation.

Common Stock
Dragonize has one classe of Common Stock authorized, issued and outstanding as* of the date of this Offering Circular: Common Stock. Holders of these Common* Stock have equal rights, powers and privileges and only holders of Common *
Stock are entitled to vote.
As of the date of this Offering Circular, Dragonize had 252,646,500 shares of*
 Common Stock outstanding.

Voting
The holders of Common Stock are entitled to one vote per share held at all * meetings of shareholders (and written actions in lieu of a meeting). There * shall be no cumulative voting. The holders of shares of Common Stock are * entitled to dividends when and as declared by the Board from funds legally * available therefor, and upon liquidation are entitled to share pro rata in any*
 distribution to holders of Common Stock. There are no preemptive, conversion * or redemption privileges, nor sinking fund provisions with respect to the * Common Stock.

Changes in Authorized Number
The number of authorized shares of Common Stock may be increased or decreased * subject to Dragonizes legal commitments at any time and from time to time to*
 issue them, by the affirmative vote of the holders of a majority of the stock* of the Company entitled to vote.

Preferred Stock
Currently, no shares of Preferred Stock have been designated, created, or * issued.

2019 Equity Incentive Plan
Under the 2017 Dragonize Incentive Stock Option Plan an aggregate of * 10,500,000 shares of Common Stock will be authorized for issuance. On * January 11, 2019, the board of directors of Dragonize approved and granted a * total of 10,500,000 stock options, of which 0 have currently been granted.
We have not registered the Plan, or the shares subject to issuance thereunder,* pursuant to the Securities Act. Absent registration, such shares, when issued* upon exercise of options, would be "restricted securities" as that term is * defined in Rule 144 under the Securities Act. Administration of the Plan is* by our board of directors (the "Board of Directors") or a committee appointed * by the Board of Directors which consists of one (1) or more members (the* "Committee"). To date, no such Committee has been appointed, and the Board * has elected to administer the Plan itself.

Anti-takeover Effects of Provisions of our Amended and Restated Articles of * Incorporation, our Bylaws and Arizona Law
Our Articles of Incorporation and bylaws, as they will be in effect upon * consummation of this Offering, also contain provisions that may delay, defer * or discourage another party from acquiring control of us. We expect that these*
 provisions, which are summarized below, will discourage coercive takeover * practices or inadequate takeover bids. These provisions are also designed to*
 encourage persons seeking to acquire control of us to first negotiate with our* Board of Directors, which we believe may result in an improvement of the term*
s of any such acquisition in favor of our stockholders. However, they also * give our Board of Directors the power to discourage acquisitions that some * stockholders may favor.

Authorized but Unissued Shares.
The authorized but unissued shares of common stock and preferred stock are * available for future issuance without stockholder approval. These additional * shares may be used for a variety of corporate finance transactions, * acquisitions and employee benefit plans. The existence of authorized but * unissued and unreserved common stock could make more difficult or discourage * an attempt to obtain control of us by means of a proxy contest, tender offer,*
 merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and*
 Proposals
Our stated Articles of Incorporation will provide that stockholders at a * quarterly meeting may only consider proposals or nominations specified in the*
 notice of meeting or brought before the meeting by or at the direction of our * Board of Directors or by a qualified stockholder of record on the record date * for the meeting, who is entitled to vote at the meeting and who has delivered * timely written notice in proper form to our secretary of the stockholders * intention to bring such business before the meeting. Our stated Articles of * Incorporation will provide that, subject to applicable law, special meetings * of the stockholders may be called only by a resolution adopted by the * affirmative vote of the majority of the directors then in office. Our bylaws * will prohibit the conduct of any business at a special meeting other than as * specified in the notice for such meeting. In addition, any stockholder who * wishes to bring business before an annual meeting or nominate directors must * comply with the advance notice and duration of ownership requirements set * forth in our bylaws and provide us with certain information. These provisions*
 may have the effect of deferring, delaying or discouraging hostile takeovers * or changes in control of us or our management.
The foregoing provisions of our amended and restated Articles of Incorporation*
 and bylaws could discourage potential acquisition proposals and could delay * or prevent a change in control. These provisions are intended to enhance the * likelihood of continuity and stability in the composition of our Board of * Directors and in the policies formulated by our Board of Directors and to * discourage certain types of transactions that may involve an actual or * threatened change of control. These provisions are designed to reduce our * vulnerability to an unsolicited acquisition proposal. The provisions also are * intended to discourage certain tactics that may be used in proxy fights. * However, such provisions could have the effect of discouraging others from*
 making tender offers for our shares and, as a consequence, they also may * inhibit fluctuations in the market price of our shares of Common Stock that * could result from actual or rumored takeover attempts. Such provisions also * may have the effect of preventing changes in our management or delaying or * preventing a transaction that might benefit you or other minority stockholders.

Limitations on Liability and Indemnification of Officers and Directors
Our stated Articles of Incorporation and bylaws provide indemnification for * our directors and officers to the fullest extent permitted. Prior to the * consummation of this Offering, we intend to enter into indemnification * agreements with each of our directors that may, in some cases, be broader * than the specific indemnification provisions contained under Arizona law. In * addition, as permitted by Arizona law, our amended and restated Articles of * Incorporation includes provisions that eliminate the personal liability of our*
 directors for monetary damages resulting from breaches of certain fiduciary * duties as a director. The effect of this provision is to restrict our rights * and the rights of our stockholders in derivative suits to recover monetary * damages against a director for breach of fiduciary duties as a director, except*
 that a director will be personally liable for:

*
Any breach of his duty of loyalty to us or our stockholders.

*
Acts or omissions not in good faith or which involve intentional misconduct or* a knowing violation of law.

*
Any transaction from which the director derived an improper personal benefit; or

*
Improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the * federal securities laws of the United States.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock will be listed on * Dragonize. Org when decided upon.

Dividend Policy
As prescribed in the Corporate Bylaws, Cash dividend payouts will occur * Quarterly, with the discretion of the boards options from a minimum of 50% of * the Quarters profits, to 100% Quarters Profits. Cash dividends are not * foreseeable during the growth period of this offered circular.

SHARES ELIGIBLE FOR FUTURE SALE
Before this Offering, there has not been a public market for shares of our * Common Stock. Future sales of substantial amounts of shares of our Common * Stock, including shares issued upon the exercise of outstanding options and * warrants, in the public market after this Offering, or the possibility of * these sales occurring, could cause the prevailing market price for our Common * Stock to fall or impair our ability to raise equity capital in the future. After this Offering, we will have outstanding 261,646,500 shares of our Common*
 Stock, assuming that all 9,000,000shares are sold in the Offering and no * exercise of outstanding options or warrants. The shares that we are selling in*
 this Offering may be resold in the public market immediately following our * closure of this circular offering.
The 238,353,500 shares of Common Stock that were not offered and sold in this*
 Offering as well as shares issuable upon the exercise of warrants and subject* to employee stock options will be upon issuance, "restricted securities," as * that term is defined in Rule 144 under the Securities Act. These restricted * securities are eligible for public sale only if they are registered under the*
 Securities Act or if they qualify for an exemption from registration under * Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144
In general, a person who has beneficially owned restricted shares of our * Common Stock for at least twelve months, in the event we are a reporting * company under Regulation A, or at least six months, in the event we have been*
 a reporting company under the Exchange Act for at least 90 days before the * sale, would be entitled to sell such securities, provided that such person is*
 not deemed to be an affiliate of ours at the time of sale or to have been an* affiliate of ours at any time during the 90 days preceding the sale. A person *
who is an affiliate of ours at such time would be subject to additional * restrictions, by which such person would be entitled to sell within any * three-month period only a number of shares that does not exceed the greater*
 of the following:


*
1% of the number of shares of our Common Stock then outstanding; or

*
the average weekly trading volume of our Common Stock during the four calendar* weeks preceding the filing by such person of a notice on Form 144 with respect* to the sale;

provided that, in each case, we are subject to the periodic reporting * requirements of the Exchange Act for at least 90 days before the sale. Rule * 144 trades must also comply with the manner of sale, notice and other * provisions of Rule 144, to the extent applicable.

Rule 701
In general, Rule 701 allows a stockholder who purchased shares of our capital*
 stock pursuant to a written compensatory plan or contract and who is not * deemed to have been an affiliate of ours during the immediately preceding 90 * days to sell those shares in reliance upon Rule 144, but without being * required to comply with the public information, holding period, volume * limitation or notice provisions of Rule 144. All holders of Rule 701 shares,*
 however, are required to wait until 90 days after the date of this Offering * Circular before selling shares pursuant to Rule 701.

Registration Statement on Form S-8
We intend to file one or more registration statements on Form S-8 under the * Securities Act to register all shares of Common Stock (i) subject to * outstanding stock options granted in connection with this Offering, and (ii) * issued or issuable under our stock plans. We expect to file the registration*
 statement covering shares offered pursuant to our stock plans shortly after * the date of this Offering Circular, permitting the resale of such shares by * nonaffiliates in the public market without restriction under the Securities * Act and the sale by affiliates in the public market subject to compliance with*
 the resale provisions of Rule 144.
PLAN OF DISTRIBUTION
We are offering, at an offering price of $0.10 per share (the "Offering * Price"), a minimum of 9,000,000 shares of our Common Stock for $900,000 *
All of our shares of Common Stock are being offered in a "best efforts" basis * pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as * amended (the "Securities Act"), for Tier 1 offerings. This Offering will * terminate on the first to occur of (i) the date on which all 9,000,000 Offered * Shares and any Additional Shares we elect to sell are sold, or (ii) December * 31, 2019, subject to our right to extend such date for up to 90 days in our* sole discretion (in each case, the "Termination Date").
The Shares are being offered directly by the Company, although we reserve the * right to engage the services of one or more FINRA registered broker/dealers to * assist in in the sale of the Offered Shares and may engage the services of one* or more managing selling agents to offer Shares on a "best efforts" basis. * However, at this time, the Company has not determined if it will require the*
 services of such broker/dealers or selling agents. In the event that we * engage the services of one or more FINRA registered broker/dealers or selling*
 agents, we except to pay such parties commissions of up to 10% of the gross* proceeds received from investors who purchase Shares through such *
broker/dealers or selling agents.
We expect to commence the offer and sale of the Offered Shares as of the date*
 on which the Form 1-A Offering Statement of which this Offering Circular is a* part (the "Offering Statement") is qualified by the U.S. Securities and * Exchange Commission (which we refer to as the "SEC" or the "Commission"). * Prior to this Offering, there has been no public market for our Common Stock. Assuming we sell all 9,000,000 Offered Shares for gross proceeds of $900,000 * we anticipate that the net proceeds we will receive will be approximately * $810,000, after giving effect to maximum fees to the Selling Agent and other * sub-selling agents of up to $90,000, and other offering costs

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations
Generally, no sale may be made to you in this Offering if the aggregate * purchase price you pay is more than ten percent (10%) of the greater of your * annual income or net worth (please see below on how to calculate your net * worth). Different rules apply to accredited investors and non-natural persons.*
 Before making any representation that your investment does not exceed * applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of * Regulation A. For general information on investing, we encourage you to refer*
 to www.investor.gov.
 Because this is a Tier 1, Regulation A offering, most investors must comply * with the ten percent (10%) limitation on investment in the Offering. The only * investor in this Offering exempt from this limitation is an "accredited * investor" as defined under Rule 501 of Regulation D under the Securities Act * (an "Accredited Investor"). If you meet one of the following tests you should *
 qualify as an Accredited Investor:
(i)
You are a natural person who has had individual income in excess of $200,000 * in each of the two (2) most recent years, or joint income with your spouse in * excess of $300,000 in each of these years, and have a reasonable expectation*
 of reaching the same income level in the current year;
(ii)
You are a natural person and your individual net worth, or joint net worth * with your spouse, exceeds $1,000,000 at the time you purchase Shares (please * see below on how to calculate your net worth);
(iii)
You are an executive officer or general partner of the issuer or a manager or * executive officer of the general partner of the issuer;
(iv)
You are an organization described in Section 501(c)(3) of the Internal Revenue*
 Code of 1986, as amended, or the Code, a corporation, a Massachusetts or * similar business trust or a partnership, not formed for the specific purpose * of acquiring the Offered Shares, with total assets in excess of $1,100,000;
(v)
You are a bank or a savings and loan association or other institution as * defined in the Securities Act, a broker or dealer registered pursuant to *
Section 15 of the Exchange Act, an insurance company as defined by the * Securities Act, an investment company registered under the Investment Company*
 Act of 1940 (the "Investment Company Act"), or a business development company* as defined in that act, any Small Business Investment Company licensed by the* Small Business Investment Act of 1958 or a private business development *
company as defined in the Investment Advisers Act of 1940;
(vi)
You are an entity (including an Individual Retirement Account trust) in which * each equity owner is an accredited investor;
(vii)
You are a trust with total assets in excess of $1,100,000, your purchase of * Shares is directed by a person who either alone or with his purchaser * representative(s) (as defined in Regulation D promulgated under the Securities*
 Act) has such knowledge and experience in financial and business matters that * he is capable of evaluating the merits and risks of the prospective investment* , and you were not formed for the specific purpose of investing in the Offered*
 Shares; or
(viii)
You are a plan established and maintained by a state, its political * subdivisions, or any agency or instrumentality of a state or its political*
 subdivisions, for the benefit of its employees, if such plan has assets in* excess of $1,100,000.


Offering Period and Expiration Date
This Offering will start on or immediately prior to the date on which the SEC * initially qualifies this Offering Statement (the "Qualification Date") and * will terminate on the Termination Date (the "Offering Period").

Procedures for Subscribing
If you decide to subscribe for our Common Stock shares in this Offering, you* should:

1.
Electronically receive, review, execute and deliver to us a username and * password to our website; www.Dragonize. Org

2.
Deliver funds directly by PayPal upon completing the checkout process.

3.
After purchase, login to your Dragonize. Org account and verify your accounts*
 has been listed in the Shareholders Users. A new menu with Shareholder * Information will now appear.

4.
Look forward to receiving your Share Certificate in your Dragonize. Org* messaging system.

Any potential investor will have ample time to review the subscription * agreement, along with their counsel, prior to making any final investment * decision. We shall only deliver such subscription agreement upon request after*
 a potential investor has had ample opportunity to review this Offering * Circular.

Right to Reject Subscriptions
After we receive your complete, executed subscription agreement and the * funds required under the subscription agreement have been transferred to our*
 designated account, we have the right to review and accept or reject your * subscription in whole or in part, for any reason or for no reason. We will * return all monies from rejected subscriptions immediately to you, without * interest or deduction.

Acceptance of Subscriptions
Upon our acceptance of a subscription agreement, we will countersign the * subscription agreement and issue the shares subscribed at closing. Once you * submit the subscription agreement and it is accepted, you may not revoke or*
 change your subscription or request your subscription funds. All accepted * subscription agreements are irrevocable.
Under Rule 251 of Regulation A, non-accredited, non-natural investors are * subject to the investment limitation and may only invest funds which do not * exceed ten percent (10%) of the greater of the purchaser's revenue or net * assets (as of the purchaser's most recent fiscal year end). A non-accredited, * natural person may only invest funds which do not exceed ten percent (10%) of * the greater of the purchaser's annual income or net worth (please see below on * how to calculate your net worth).
NOTE: For the purposes of calculating your net worth, it is defined as the * difference between total assets and total liabilities. This calculation must * exclude the value of your primary residence and may exclude any indebtedness*
 secured by your primary residence (up to an amount equal to the value of your* primary residence). In the case of fiduciary accounts, net worth and/or income* suitability requirements may be satisfied by the beneficiary of the account or* by the fiduciary, if the fiduciary directly or indirectly provides funds for* the purchase of the Offered Shares.
In order to purchase our Common Stock shares and prior to the acceptance of any*
 funds from an investor, an investor will be required to represent, to the * Companys satisfaction, that he is either an accredited investor or is in * compliance with the ten percent (10%) of net worth or annual income limitation * on investment in this Offering.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Regulation A Offering Statement on Form 1-A under * the Securities Act of 1993, as amended, with respect to the shares of Common*
 Stock offered hereby. This Offering Circular, which constitutes a part of the* Offering Statement, does not contain all of the information set forth in the* Offering Statement or the exhibits and schedules filed therewith. For further* information about us and the Common Stock offered hereby, we refer you to the* Offering Statement and the exhibits and schedules filed therewith. Statements* contained in this Offering Circular regarding the contents of any contract or* other document that is filed as an exhibit to the Offering Statement are not* necessarily complete, and each such statement is qualified in all respects by* reference to the full text of such contract or other document filed as an *
exhibit to the Offering Statement. Upon the completion of this Offering, we*
 will be required to file periodic reports, proxy statements, and other * information with the SEC pursuant to the Securities Exchange Act of 1934. You * may read and copy this information at the SEC's Public Reference Room, 100 F*
 Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information * on the operation of the Public Reference Room by calling the SEC at * 1-800-SEC-0330. The SEC also maintains an Internet website that contains * reports, proxy statements and other information about issuers, including us, * that file electronically with the SEC. The address of this site is www.sec.gov.

Start-Up Revolving Line of Credit

The components of revolving line of credit consist of the following as of * January 1st, 2019 with Tumbling Dragons LLC and Morris Anderson
Principal balance

$
8,037
Debt Interest to Date

$
642.96
Debt discount

$
0
Net liability

$
8,679.96



Pursuant to the requirements of Regulation A, the issuer certifies that it has* reasonable grounds to believe that it meets all of the requirements for* filing on Form 1-A and has duly caused this Offering statement to be signed* on behalf by the undersigned, thereunto duly authorized, on January 14, 2019.


Dragonize Corp.



By:
Morris Anderson


Name: Morris Anderson


Title: President and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears* below constitute and appoint Morris Anderson as his or her true and lawful* attorney-in-fact and agent, with full power of substitution and *
re-substitution, for him or her and in his or her name, place and stead, in * any and all capacities, to sign any and all amendments (including * pre-effective and post-effective amendments) to this document in connection * therewith, with the Securities and Exchange Commission, granting unto said * attorney-in-fact and agent full power and authority to do and perform each and * every act and thing requisite and necessary to be done in connection * therewith, as fully to all intents and purposes as he might or could do in*
* person, hereby ratifying and confirming all which said attorney-in-fact and * agent may lawfully do or cause to be done by virtue hereof.
This offering statement has been signed by the following persons in the * capacities and on the date indicated.
Signature

Title

Date
/s/ Morris Anderson

President and Chairman of the Board

January 14, 2019
Adam E. Levin





Part III; EXHIBITS

Unless otherwise indicated, all exhibits are filed herewith. No additional * exhibits for this Circular.